Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES
Fund:	 ____Transamerica Bond______
	Security Description:___HKUS 6.75 02/15/2025__

Issuer:	 ___Halcon Resources Corp____
	Offering Type: _______144a_________________

	(US Registered, Eligible Muni, Eligible Foreign, 144A)


REQUIRED INFORMATION

 1. Offering Date

 2. Trade Date

 3. Unit Price of Offering

 4. Price Paid per Unit

 5. Years of Issuer's Operations

 6. Underwriting Type

 7. Underwriting Spread

 8. Total Price paid by the Fund

 9. Total Size of Offering

10. Total Price Paid by the Fund plus Total
Price Paid for same securities purchased by the same Sub-Adviser for other investment companies

11. Underwriter(s) from whom the Fund
purchased (attach a list of all syndicate members)

12. If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****


ANSWER

_2/09/17_

_02/09/17_

_$100.00_

_$100.00_

_3+_

_Firm_

_1.75%_

_340,000_

_850,000,000_

_7,715,000.00_

_JP Morgan Chase Securities_

_N/A__


APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

4
#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be "Yes" or "N/A"


In Compliance
(Yes/No)

N/A

_Yes_

N/A

_Yes_

_Yes_

_Yes_

_Yes_

N/A

N/A

_Yes_

_Yes_

_Yes_


The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

	__Loomis Sayles & Co LP_________

	       Sub-Adviser

*	Not applicable to munis.  In the case of munis,
(a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either:  (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount
of credit risk.   With respect to (b), circle (i) or (ii), whichever
is met.

**	If an eligible Rule 144A offering, must not exceed 25% of
the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box
to confirm that the purchase was not designated as a group
sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive any credit for
the securities purchased on behalf of the Fund.